Exhibit 23.1

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2008, accompanying the consolidated financial statements and schedule (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109,” and Financial Accounting Standards Board (FASB) Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”) included in the Annual Report of Alabama Aircraft Industries, Inc. (formerly Pemco Aviation Group, Inc.) and subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Alabama Aircraft Industries, Inc. (formerly Pemco Aviation Group, Inc.) and subsidiaries on Forms S-8 (File No. 33-34206; File No. 333-106902; File No. 333-30491; File No. 333-82191; and File No. 333-85114).

/S/ GRANT THORNTON LLP

Charlotte, NC

March 31, 2008